As filed with the Securities and Exchange Commission on June 13, 1997
                                                              File No._________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          _____________________________


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             ______________________

                        U.S. RESTAURANT PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



                 DELAWARE                                    75-2687420
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

5310 HARVEST HILL ROAD, SUITE 270, DALLAS,                     75230
                  TEXAS                                      (Zip Code)
         (Address of principal executive offices)

                             ______________________


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

    TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED

 Common Stock, $.001 par value per share            New York Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the registrant's securities to be registered hereby is incorporated by reference from the description thereof set forth under the heading "Description of Capital Stock" in the Prospectus contained in the registrant's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission (Registration No. 333-21403) on February 7, 1997.


ITEM 2.  EXHIBITS

     I.       Not applicable.

     II.      The following exhibits are filed herewith and made a part hereof:


Exhibit
Number

 1.1 Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-21403) as filed with the Securities and Exchange Commission on May 2, 1997.

 4.1  Amended Articles of Incorporation of the Registrant.

 4.2  By-laws of the Registrant.

 5.1* Specimen Common Stock Certificate

-------------
*To be filed by amendment.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        U.S. RESTAURANT PROPERTIES, INC.




                                         By:    /s/ Robert J. Stetson
                                            ----------------------------------
                                               Robert J. Stetson, President and
                                               Chief Executive Officer

Date:  June 11, 1997